EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of the Schedule 13D (and any further amendment filed by them) with respect to the common stock, par value $0.01 per share, of OXiGENE, Inc., a Delaware corporation.

Dated: October 10, 2008

SYMPHONY CAPITAL PARTNERS, L.P.
By:	Symphony Capital GP, L.P. its general partner
By:	Symphony GP, LLC its general partner
By:	/s/ Mark Kessel
Name: Mark Kessel Title: Managing Member

SYMPHONY CAPITAL GP, L.P.
By:	Symphony GP, LLC its general partner
By:	/s/ Mark Kessel
Name: Mark Kessel Title: Managing Member

SYMPHONY GP, LLC
By:	/s/ Mark Kessel
Name: Mark Kessel Title: Managing Member

MARK KESSEL

By:	/s/ Mark Kessel
Name: Mark Kessel Title: Managing Member

HARRI V. TARANTO
By:	/s/ Harri V. Taranto
Name: Harri V. Taranto Title: Managing Member

SYMPHONY ViDA HOLDINGS LLC
By:	Symphony Capital Partners, L.P. its Manager
By:	Symphony Capital GP, L.P. its general partner
By:	Symphony GP, LLC its general partner
By:	/s/ Mark Kessel
Name: Mark Kessel Title: Managing Member